UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 9, 2015

Asterias Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36646	46-1047971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Constitution Drive
Menlo Park, California 94025
(Address of principal executive offices)

(650) 433-2900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On July 9, 2015, Asterias Biotherapeutics, Inc. (the "Company") held its 2015 annual meeting of stockholders (the "Annual Meeting").  The following matters were voted on by the stockholders at the Annual Meeting: (i) the re-election of eight directors and (ii) the amendment to the 2013 Equity Incentive Plan ("Plan") to increase the number of shares of the Company's Series A common stock ("Common Stock") issuable under the Plan to 8.0 million shares, an increase of 3.5 million shares.

As of the record date of June 5, 2015, there was a total of 37,527,161 shares of Common Stock outstanding and entitled to vote at the meeting.  The holders of 26,902,421 shares executed and delivered valid proxies at the annual meeting, which were duly voted thereat. The results of the stockholder votes are as follows:

Election of Directors

Each of the following directors was elected by the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Alfred D. Kingsley	26,250,596	651,825	-
Andrew Arno	26,859,719	42,702	-
Richard T. LeBuhn	26,859,541	42,880	-
Pedro Lichtinger	26,257,647	644,774	-
Robert W. Peabody	26,256,816	645,605	-
Natale S. Ricciardi	26,859,673	42,748	-
Judith Segall	26,256,199	646,222	-
Michael D. West	26,260,215	642,206	-

Increase of the number of shares issuable under the Plan

The amendment  to increase the number of shares of Common Stock issuable under the Plan to 8.0 million shares, an increase of 3.5 million shares, was approved by the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
26,721,941	166,085	14,395	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTERIAS BIOTHERAPEUTICS, INC.

Date: July 14, 2015	By:	/s/ Robert W. Peabody Chief Financial Officer